EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 15, 2002, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-106599) and related Prospectus of Seagate Technology for the registration of 69,000,000 shares of its common stock.

/s/    Ernst & Young LLP

San Jose, California

July 14, 2003